Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:

James Mead	Leslie Loyet	Tim Grace
Chief Financial Officer	Analyst Inquiries	Media Inquiries
(312) 658-5740	(312) 640-6672	(312) 640-6667

FOR IMMEDIATE RELEASE

MONDAY, SEPTEMBER 11, 2006

STRATEGIC HOTELS & RESORTS CLOSES ON DISPOSITION OF

HILTON BURBANK AIRPORT

Chicago, IL – September 11, 2006 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that the company has closed on its sale of the Hilton Burbank Airport in Burbank, California, for $125 million, or $256,000 per room, to Pyramid Hotel Opportunity Venture II LLC.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 20 properties with an aggregate of 10,006 rooms. For further information, please visit the company’s website at http://www.strategichotels.com.

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